UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

October ___, 2014

Information Statement Pursuant to Section 14(c)

Of the Securities Exchange Act of 1934

[X]   Filed by the registrant

        Filed by a party other than the registrant

Check the appropriate box:

[X] Preliminary Information Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

      Definitive Information Statement

Twentyfour/seven Ventures, Inc.

(Name of Registrant as Specified In Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

_______________________________________

2) Aggregate number of securities to which transaction applies:

_______________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_______________________________________

4) Proposed maximum aggregate value of transaction:

_______________________________________

5)  Total fee paid:

£  Fee paid previously with preliminary materials.

       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.

3) Filing Party:

4) Date Filed:

Twentyfour/seven Ventures, Inc.

132 W. 11th Avenue

Denver, CO 80204

Dear Twentyfour/seven Ventures, Inc. Stockholders:

NOTICE IS HEREBY GIVEN THAT on September 30, 2014, the Board of Directors of Twentyfour/seven Ventures, Inc., a Colorado corporation (hereinafter, the "Company") adopted the following resolutions:

1)

To amend our Articles of Incorporation to authorize 10,000,000 Class B common shares, par value $0.001;

2)

To amend our Articles of Incorporation to change the Company’s name from “Twentyfour/seven Ventures, Inc.” to EFH Group, Inc.; and

3)

To authorize a 100 for 1 reverse split of all outstanding common shares.

The Company obtained the written consent of stockholders representing 80% of the voting power of the Company’s outstanding common shares, as of September 30, 2014, approving an amendment to the Company’s Articles of Incorporation, as described above, and to affect the above-mentioned corporate actions.  Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective and the required state filing effectuating the corporate actions will not be filed with the Secretary of State for the State of Colorado, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of the Company’s stockholders.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATIONAL PURPOSES ONLY.

No action is required by you.  The accompanying Information Statement is furnished only to inform our stockholders of the action described above before they take place in accordance with the requirements of United States federal securities laws.  This Information Statement is being mailed on or about October ___, 2014 to all of the Company’s stockholders of record as of the close of business on October ___, 2014.

By Order of the Board of Directors.

/s/Robert M. Copley, Jr.

Name:  Robert M. Copley, Jr.

Title:    Chief Executive Officer

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE

SECURITIES AND EXCHANGE ACT OF 1934 AND

REGULATION 14C AND SCHEDULE 14C THEREUNDER

October __, 2014

Twentyfour/seven Ventures, Inc.

132 W. 11th Avenue

Denver, CO 80204

This Information Statement is circulated to advise the stockholders of action taken without a meeting upon the written consent of holders of a majority of the outstanding votes of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the "Commission") and is being furnished by the Board of Directors of Twentyfour/seven Ventures, Inc., a Colorado corporation, to the holders of record at the close of business on October ___, 2014 of the Company’s outstanding common shares, par value $0.001, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant to Section 7-107-104 of the Colorado Business Corporation Act (the “CBCA”).

The cost of furnishing this Information Statement will be borne by the Company.  We will mail this Information Statement to registered stockholders and certain beneficial stockholders where requested by brokerage houses, nominees, custodians, fiduciaries and other like parties.

This Information Statement informs stockholders of the actions taken and approved on September 30, 2014.  The Company’s stockholders have already approved the corporate actions contemplated herein by written consent.  The Company's Board of Directors adopted resolutions approving an amendment to our Articles of Incorporation i) authorizing 10,000,000 Class B common shares, par value $0.001, and ii) approving the change of the name of the Company from Twentyfour/seven Ventures, Inc. to EFH Group, Inc .   In addition, the Board of Directors adopted a resolution to effectuate a 100 for 1 reverse split of the outstanding common shares.

Accordingly, all necessary corporate approvals to amend our Articles of Incorporation and to effectuate the above corporate actions have been obtained.  The Company is not seeking approval from its remaining stockholders.  This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Exchange Act of these corporate actions.  Pursuant Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, the corporate actions will not be effective and an Amendment to our Articles of Incorporation effectuating the corporate actions will not be filed with the Secretary of State for the State of Colorado, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders.  The corporate actions taken are expected to become effective on or after October __, 2014.  Therefore, this Information Statement is being sent to you for informational purposes only.

Section 7-107-104 of the CBCA permits any action that can be taken at an annual or special meeting of shareholders to be taken without a meeting if either (i) all of the shareholders entitled to vote thereon consent to such action in writing or, (ii) if expressly provided for in the governing documents, the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shareholders entitled to vote thereon were present and voted content to such action in writing.  Our governing documents expressly provide for shareholder action without the formality of a meeting.  The approval of the corporate actions requires the affirmative vote or written consent of the majority of the issued and outstanding common shares.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company’s stockholders as of the record date are being furnished copies of this Information Statement.  This Information Statement is first being mailed or furnished to our stockholders on or about October ___, 2014.

Pursuant to 14c-2 under the Exchange Act, the authorization of Class B common shares, the name change and the reverse split may not be effected until at least twenty (20) calendar days after the mailing of the Definitive Information Statement to the Company’s shareholders.  Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority of the corporate actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated effective date of such actions.

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING COMMON SHARES OF TWENTYFOUR/SEVEN VENTURES, INC. IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED SEPTEMBER 30, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that, on September 30, 2014, the Company obtained the unanimous written consent of its Board of Directors and the written consent of stockholders holding 64,000,000 common shares representing 80% of the outstanding common shares, to authorize 10,000,000 Class B common shares, par value $0.001, to approve the name change from Twentyfour/seven Ventures, Inc. to EFH Group, Inc ., and to effectuate a 100 for 1 reverse split of all outstanding common shares.

OUTSTANDING SHARES AND VOTING RIGHTS

As of September 30, 2014 (the “Record Date”), the Company’s authorized capitalization consisted of 100,000,000 common shares, of which 80,000,000 common shares were issued and outstanding.

Each common share of the Company entitles its holder to one vote on each matter submitted to the Company’s stockholders.  However, because the majority stockholders have consented to the foregoing action by resolution dated September 30, 2014, in lieu of a special meeting in accordance with Section 7-107-104 of the Colorado Revised Statutes, no other stockholder vote will be solicited in connection with this Information Statement.

AMENDMENT TO TWENTYFOUR/SEVEN VENTURES, INC.’S’

ARTICLES OF INCORPORATION

The Board of Directors and majority stockholders have approved an amendment to our Articles of Incorporation to effectuate the corporate actions outlined below.

We intend to file an Amendment to our Articles of Incorporation with the Secretary of State for the State of Colorado effectuating the corporate actions outlined below.  Pursuant to Rule 14c-2 under the Exchange Act, the action will not be effective, and the Amendment will not be filed, until twenty (20) days after the date a Definitive Information Statement is filed with the Securities and Exchange Commission and a copy thereof is mailed to each of our stockholders.  It is presently contemplated that such filing will be made on or about October ___, 2014.

Name Change Amendment.

On August 8, 2014, the Company entered into a non-binding letter of intent (presented as Exhibit B) with respect to the principal terms and conditions pursuant to which the Company will purchase substantially all of the assets of EFH Group, Inc., a United States company.  These assets include the trademarks and Canadian trademark license rights owned by EFH Group, Inc.  These assets are currently being appraised by Corporate Valuation Advisors, Inc., an independent appraisal firm.  The appraisal shall to be provided at Closing.  The assets are anticipated to have an estimated appraised fair market value of $114,400,000 on a stand-alone (unused) basis and $160,000,000 if used in a financial services business that develops a network of affiliated financial providers.

This is consistent with the Board of Director’s strategic decision to expand and diversify the Company’s lines of business.   Upon the closing of the asset acquisition, the Company expects to expand into new lines of business.  The Company intends to be a national provider of financial services to individuals, corporations and institutions.  These services are to include financial planning, investment advice, asset management and private equity.  The Company intends to deliver services through a network of affiliates who are independent professional financial advisors and agents.  Accordingly, the Board of Directors believes that a new name may be necessary and appropriate to reflect the strategic business direction of the Company more accurately.  Upon the completion of the asset acquisition, the Company’s name will be changed to EFH Group, Inc.

The name change will be effective if, or when, we file an amendment to our Articles of Incorporation with the Secretary of State of the State of Colorado.  In the event that the asset purchase is not consummated after we have changed our name, we will change our name to a new name.

Amendment to the Company’s Articles of Incorporation to authorize 10,000,000 Class B common shares.

The current Articles of Incorporation of the Company do not authorize the Company to issue Class B common shares.  A portion of the Class B common shares will be part of the purchase price of substantially all of the assets of the target company.  The Board of Directors and the holders of 80% of the issued and outstanding common shares have determined that having Class B common shares would also facilitate corporate financing and other plans of the Company, which are intended to foster its growth and flexibility.  After the effective date of the Amendment to the Articles of Incorporation, the Class B common shares could be issued by the Board of Directors without further shareholder approval.

Once the Class B shares have been authorized, we will have 90,000,000 common shares authorized and 10,000,000 Class B common shares authorized.  Both classes will have a par value of $0.001 per share.

The Class B common shares shall have the following rights and privileges:

Dividend rights

Fifty percent (50%) of the standard common share dividend

Voting rights

Ten (10) votes per Class B common share

Liquidation rights

Fifty percent (50%) of standard common share liquidation rights

Exchange privileges

Exchangeable for standard common shares on a one for one basis with thirty (30) days prior notice to the Company

The Board of Directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists.  The Board of Directors is permitted to issue common shares and Class B common shares from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital.

The Company intends to issue a total of 5,797,000 restricted Class B common shares as part of the purchase price for the EFH Group asset purchase.

The authorization of 10,000,000 Class B common shares will not have any immediate effect on the rights of existing holders of the Company’s common shares.  However, the Board of Directors will have the authority to issue the Class B common shares without requiring future approval from the stockholders of such issuances, except as may be required by applicable law.  To the extent that the Class B common shares are issued in the future, they will decrease the existing stockholders’ percentage equity ownership interests and, depending upon the price at which such Class B common shares are issued, could be dilutive to the existing stockholders if exchanged for the standard common shares.  Any such issuance of Class B common shares could have the effect of diluting the earnings per share and book value per share of outstanding securities of the Company.

One of the effects of the authorized Class B common shares, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  The Board of Directors would, unless prohibited by applicable law, have Class B common shares available to effect transactions (including private placements) in which, upon exchange, the number of the Company’s outstanding common shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company.  Such action, however, could discourage an acquisition of the Company that the stockholders of the Company might view as desirable.

REVERSE SPLIT

The Board of Directors and majority shareholders have authorized a 100 for 1 reverse split.  Any fractional shares will be rounded up to the next whole number.  Stockholders have no right under the CBCA, the Company’s Articles of Incorporation, or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to the reverse split.

Purpose of the Reverse Split

The Board believes that effecting the reverse split is in the Company’s and the Company’s shareholders’ best interests.  The Board of Directors believes that an increased stock price may encourage investor interest and improve the marketability of the common stock to a broader range of investors, and thus enhance liquidity.

Although the Company expects the reverse split will result in an increase in the market price of the common stock, the reverse split may not increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price, which is dependent upon many factors, including the Company’s performance, prospects and other factors detailed from time to time in its reports filed with the Commission.  The history of similar reverse stock splits for companies in like circumstances is varied.  If the reverse split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of a reverse stock split.

Effect of the Reverse Split on Holders of Outstanding Common Stock

The Company will be issuing a total of 52,173,000 restricted common shares and 5,797,000 restricted Class B common shares as consideration for the EFH Group asset purchase upon the completion of the reverse split.

The reverse split will affect all holders of the Company’s common shares and Class B common shares uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except that holders of fractional shares will have their fractional share rounded up to the next whole number.  In addition, the reverse split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).   The reverse split will not affect the total number of shares authorized to be issued.

Upon such a time as a reverse split is effectuated, the Company’s common stock will receive a new CUSIP number, which is the number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers.  After any such reverse split, the Company will continue to be subject to the periodic reporting and other requirements of the Exchange Act.  The common stock will continue to be quoted on the OTCQB, though the ticker symbol may need to be changed as a result of the name change.

Beneficial Holders of Common Stock (i.e. shareholders who hold in street name)

Upon the implementation of a reverse split, the Company intends to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names.  Banks, brokers, custodians or other nominees will be instructed to effectuate a reverse split for their beneficial holders holdings the common stock in street name.  However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse split.  Shareholders who hold shares of the common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e. shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of the Company’s registered shareholders may hold some or all of their shares electronically in book-entry form with the transfer agent.  These shareholders do not have stock certificates evidencing their ownership of the common stock.  They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse split common stock, subject to adjustment for treatment of fraction shares.

Holders of Certificated Common Shares

Shareholders holding the Company’s common shares in certificated form will be sent a transmittal letter by the Company’s transfer agent after the reverse split is effective.  The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing the Company’s common shares to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse split common stock.  No new certificates will be issued to a shareholder until such shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to the transfer agent.  No shareholder will be required to pay a transfer or other fee to exchange their old certificates.  Shareholders will then receive a new certificate or certificates representing the number of whole common shares that they are entitled to as a result of the reverse split, subject to the treatment of fractional shares described below.  Until surrendered, the Company will deem outstanding old certificates held by shareholders to be cancelled and only to represent the number of whole post-reverse split common shares to which these shareholders are entitled, subject to the treatment of fractional shares.  Any old certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for new certificates.  In an old certificate has a restrictive legend on the back, the new certificate will be issued with the same restrictive legends that are on the back of the old certificate.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL REQUESTED TO DO SO.

Effect of the Reverse Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Proportionate adjustments will be made based on the ration of the reverse split to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, common shares.  This will result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of common shares being delivered upon such exercise, exchange or conversion, immediately following the reverse split as was the case immediately preceding the reverse split.  The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to the Company’s treatment of fractional shares.  The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse split ratio, subject to the Company’s treatment of fractional shares.

Effect on Par Value

Any reverse split will not affect the par value of any class of the Company’s common stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse split, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in this Action as a result of their ownership of common shares, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”  However, we do not believe that our officers or directors have interests in this Action that are different from or greater than those of any other of our stockholders.

EFFECTIVE DATE OF THE CORPORATE ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions will not be effective, until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our stockholders.  The Company anticipates that this Information Statement will be mailed to our stockholders as of the record date on or about October ___, 2014.  Therefore, the Company anticipates that the corporate action discussed above will be effective, and the amendment to our Articles of Incorporation will be filed with the Secretary of State for the State of Colorado, on or about October ___, 2014.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Company’s common stock and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2014, the number and percentage of the Company’s outstanding common shares owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.

Name and address

Securities Owned

% Owned

Robert Copley, Jr.

525 Everett St.

Lakewood, CO 80226

320,000

0.40%

Danielle Abrahams (1)

12031 Blackwell Way

Parker, CO 80138

120,0000

15.00%

Robert Copley, Sr.

PO Box 460

Byers, CO 80103

120,0000

0.15%

Richard Harmon

115 Wright St.

Golden, CO 80401

120,0000

0.15%

Steven Rickett

2285 S. Coors St.

Lakewood, CO 80228

120,0000

0.15%

Dennis White

c/o Twentyfour/Seven Ventures, Inc.

132 W. 11th Street

Denver, CO 90204

0

0.00%

All Officers and Directors

  as a Group (4 persons)

800,000

1.00%

Gabriele Family Trust (2)

PO Box 102922

Denver, CO 80250

28,000,000

35.00%

Abrahams Family Trust (3)

PO Box 102922

Denver, CO 80250

28,000,000

35.00%

FE Gen Con Inc. (4)

534 S. Field St.

Lakewood, CO 80226

8,000,000

10.00%

All 5% Owners as a Group

   (3 entities)

64,000,000

80.00%

(1)  Based on 80,000,000 issued and outstanding common shares as of September 30, 2014.

(2)  Scott Gabriele is the trustee and has sole voting and dispositive power over the shares held by the Gabriele Family Trust

(3)  Frank Ficarra is the trustee, has sole voting and dispositive power over the shares held by the Abrahams Family Trust, and the father of Danielle Abrahams, a director

(4)  Controlled by Edward Wisniewski, and a non-affiliate of the registrant.  Mr. Wisniewski has sole voting and dispositive power over the shares held by FE Gen Con Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of September 30, 2014, there were 80,000,000 common shares issued and outstanding.  Each holder of common stock is entitled to one vote per share.

Stockholders holding in the aggregate 64,000,000 common shares of the Company and 80% of the voting power of our outstanding common shares have approved the corporate actions discussed herein by written consent dated September 30, 2014.

VOTING PROCEDURES

Pursuant to the CBCA and our governing documents, the affirmative vote of the holders of a majority of our outstanding common stock is sufficient to amend our Articles of Incorporation, which vote was obtained by the written consent of the majority stockholders as described herein.  As a result, the amendment to our Articles of Incorporation has been approved and no further votes will be needed.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment of our Articles of Incorporation relative to the proposed corporate actions.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the Commission.  The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street NW, Washington, D.C. 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates.  The Commission maintains a website on the Internet (http://www.sec.gov) that contains the filings of issuers that file electronically with the Commission through the EDGAR system.  Copies of such filings may also be obtained by writing to Twentyfour/seven Ventures, Inc. at 132 W. 11thAvenue, Denver, CO 80204.

NO DISSENTERS’ RIGHTS

Pursuant to the CBCA, the corporate actions described in this Information Statement will not afford stockholders the opportunity to dissent from the action described herein and to receive an agreed or judicially appraised value for their common shares.

STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address.  We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder.  A stockholder who wishes to receive a separate copy of the Information Statement may make such a request in writing to Twentyfour/seven Ventures, Inc. at 132 W. 11th Avenue, Denver, CO 80204 or can order a copy over the phone by calling our office at (720) 266-6996.

On behalf of the Board of Directors,

October ___, 2014

/s/ Robert M. Copley, Jr.

Robert M. Copley, Jr.

Chief Executive Officer

Director

EXHIBIT A

CERTIFICATE OF AMENDMENT

[to be inserted into Definitive Information Statement]

EXHIBIT B

LETTER OF INTENT

Twentyfour/seven Ventures, Inc.

132 W. 11 th Ave.

Denver, CO  80204

(720) 266-6996/Office    (720) 266-6995/Fax

Effective August 8, 2014

EFH Group, Inc.

77 Water Street

New York, NY 10005

Attention: Board of Directors

Re: Non-Binding Letter of Intent with respect to a proposed purchase of EFH assets

Dear Sirs:

This Letter of Intent sets forth the proposed terms upon which Twentyfour/Seven Ventures, Inc. (“ TWYF ”), agrees to acquire substantially all the assets of EFH Group, Inc. (“ EFH ”).

1.

Asset Purchase .  TWYF and EFH will effect a business combination pursuant to an asset purchase agreement whereby TWYF will acquire substantially all the assets of EFH Group, Inc. (the “ Assets ”), with TWYF remaining as the surviving corporation and operating under the name “EFH Group, Inc.” (the “Asset Acquisition”).  The Asset Acquisition will be structured to constitute a tax-free reorganization for U.S. Federal income tax purposes.  The Asset Acquisition will consummate after all conditions to the Asset Acquisition have been met and after the written consent of the requisite majority of TWYF stockholders has been attained after the written consent of the requisite majority of the EFH stockholders has been attained (the “ Closing ”).  The assets to be purchased are  intangible and will be valued by an independent third-party asset appraiser with expertise in the valuation of such assets.

It is contemplated that TWYF’s counsel shall draft documents and EFH counsel will review.

2.

Asset Acquisition Consideration .

a.

Share Issuance.  TWYF will issue 57,970,000 shares of TWYF stock to EFH such that EFH ownership, on a pro-forma fully-diluted basis, shall represent 98.62% of the outstanding common stock at Closing (prior to giving effect to the issuance of any shares of TWYF common stock in connection with the Private Placement as defined below, but after giving effect to any shares issuable pursuant to any TWYF stock incentive plan) .  The TWYF shares issued to EFH pursuant to this Asset Acquisition, will not be registered and the transfer of such shares will therefore be restricted and shall bear a legend stating the restrictions.

There will be two classes of shares issued.  52,173,000 shares of Common Stock (same as that currently traded) and 5,797,000 shares of Common Stock, Class B – having the rights described in the exhibit attached hereto.  For every ten (10) shares of Common Stock issued, there will be one (1) share of Class B Common issued.

b.

Spin-Off.  Simultaneous with or immediately prior to Closing, TWYF shall distribute to its stockholders on a pro-rata basis as a dividend, or otherwise segregate, all of the outstanding equity interests of one or more subsidiaries of TWYF which collectively hold substantially all the current assets, liabilities and business operations of TWYF (including the net proceeds of any equity sold by TWYF prior to the consummation of the Asset Acquisition; and excluding the net proceeds of any equity sold by TWYF in connection with the Private Placement) (collectively, the “ SpinCo ”).

3.

Definitive Agreement .  The definitive agreements, to be drafted by TWYF, reflecting the Acquisition and the transactions related thereto (collectively the “ Definitive Agreement ”) will include the following terms and conditions, as well as such other terms, conditions, representations, warranties and indemnities as are customary for transactions of this type:

a.

Private Placement .  TWYF, with the assistance of EFH and any private placement agent, shall use commercially reasonable efforts to raise a target of $5.0 million through the sale of equity securities of TWYF to close simultaneous with the Asset Acquisition (the “ Private Placement ”).  It is presently contemplated that the shares of TWYF issued in the Private Placement will consist of shares of restricted common stock, with registration rights provided to the Private Placement participants.  The securities issued under this section shall not be included in the calculation of Acquisition Consideration, nor shall the net proceeds of such securities be included in the assets of SpinCo.  To the extent that the securities to be issued in the Private Placement are not shares of restricted common stock, EFH shall have the right to approve the type of securities to be so issued and the terms on which such securities shall be issued.

b.

Breakup fees .  If the Acquisition does not close due to circumstances beyond either party's control on or before December 31, 2014, neither party shall receive any damages or compensation.  If the Acquisition does not close due to a breach by TWYF, or by the exercise of a “fiduciary out” clause by TWYF, TWYF shall pay to EFH a breakup fee of $250,000.  If the Acquisition does not close due to a breach by EFH, or by the exercise of a “fiduciary out” clause by EFH, EFH shall issue to TWYF shares of EFH common stock representing 5% of the fully diluted equity interests of EFH.

c.

Board of Directors/Employees .  At Closing, the size of the TWYF board will be increased by four directors, four new directors designated by EFH will be appointed/elected by TWYF to fill the vacancies created by such increase, and all of the pre-Closing TWYF directors shall resign from the Board, such that the four new directors designated by EFH will be the only members of the board.

On Closing, TWYF employees not subject to post Closing employment agreements shall resign from TWYF and shall become SpinCo employees; SpinCo will be liable for all costs associated therewith including but not limited to accrued vacation, unreimbursed expenses, etc.

d.

Regulatory Filing  TWYF shall promptly prepare and file with the SEC any filings required to effect the transactions described herein.  EFH shall at all times cooperate with TWYF in the filing of such filings.  TWYF shall give EFH the opportunity to review drafts of such filings prior to the filing thereof.

e.

Appraisal for Asset Valuation .  TWYF shall commission a nationally recognized independent valuation firm to provide an estimate of the value of the Assets.  TWYF shall pay for the Valuation Opinion up to a maximum of $20,000.  In the event that no Definitive Agreement is reached, the Valuation Opinion remains the property of TWYF, and in the event that EFH enters into negotiations with any third parties within 120 days of the lapse of the Exclusivity period (defined below), EFH shall purchase the Valuation Opinion from TWYF at cost.

f.

Consulting Fee. At closing an amount of Fifty Thousand Dollars U.S. ($50,000) shall be paid to Twentyfour/seven Consulting, LLC, a Colorado Limited Liability Company, for all assistance provided in the closing of this transaction.  Twentyfour/seven Consulting shall pay all legal expenses of TWYF in connection with this Asset Acquisition. Other.  Those TWYF shareholders that currently hold more than five percent of the outstanding shares shall each sell a call option (the “Option”) on all its TWYF common stock for $0.00625 per share based on 80 million outstanding shares and exercisable anytime, in whole or any part, prior to the expiration.  The call option shall expire one year after the signing of the Definitive Agreement.  Shares underlying this Option shall be held in escrow until the option expiration date.

4.

Exclusivity .  In consideration of the execution of this Letter of Intent, TWYF and EFH each represent and agree that, except as may otherwise be set forth in the Definitive Agreement, for the 30 day period after the date hereof, they shall discontinue all discussions or negotiations with other prospective Acquisition partners, and they will not, and will not permit any of their respective affiliates, officers, directors, employees, agents or representatives to, whether directly or indirectly, solicit or encourage (including by way of furnishing information) any inquiries or proposals relating to, or engage in any discussions or negotiations with respect to, the sale of all or any substantial portion of their business, assets or securities, including any Acquisition or consolidation, except for inquiries or proposals from, or discussions or negotiations with, the other party hereto and its authorized representatives.  TWYF and EFH will promptly notify the other of any unsolicited inquiry or proposal received by either of them, including information as to the identity of the parties involved and the specific terms of any such inquiry or proposal.

5.

Due Diligence .  Upon prior request, each party and its counsel and advisors shall have reasonable access during normal business hours to all books, records, assets and contracts of the other party to complete its diligence investigation for purposes of the Acquisition.  Each party shall make key personnel available as necessary to assist in this diligence effort.

6.

Confidentiality .  Subject to the provisions of the paragraph “Announcements” below, the existence and terms of this Letter of Intent shall be kept confidential and not disclosed unless required by law, regulation, rule of stock exchange or trading system.

7.

Announcements .  Unless otherwise required by law, regulation, rule of stock exchange or trading system, the parties agree that the transaction will not be announced until the filing of an 14-C, which is required four days after the signing of the Definitive Agreement.  Any such announcements are to be approved by the newly appointed board of directors.

8.

Debt .  Proceeds of the PIPE raise shall be used to redeem debt in the principal amount of $240,000 and it is contemplated that the subsidiary to beSpun-off shall issue a senior secured note to the parent company.  The senior secured note will be non-convertible and have a term of one year and a fixed rate of interest equal to fourteen percent (14.00%) which shall be payable at maturity in a balloon payment of $273,600 (composed of $240,000 principle and $33,600 interest) (the “Spin-Off Note”).  The Spin-Off Note will be transferred to, and go with, the Spin-off and shall be an obligation of that entity.  Any notes or other TWYF debt payable to officers, directors or shareholders shall also be transferred to, and go with, the Spin-off. As a result, TWYF shall be debt free upon the completion of the Spin-off.

9.

Expenses .  Except as detailed in Section 3(h) and 3(i) above, each party shall bear its own costs and expenses in connection with the Acquisition including legal or otherwise, except that EFH’s reasonable legal and accounting fees will be payable out of the PIPE proceeds.  The parties acknowledge that, as a public entity, TWYF will bear higher Acquisition-related transaction costs, including the preparation and filing of all necessary filings with the Securities Exchange Commission, obtaining a valuation of the EFH assets from a experienced independent appraisal firm, severance/change-of-control payments, if any, due to TWYF directors, officers and employees, and the any other costs associated with the transaction.

10.

Trading Symbol.  After the boards and shareholders of each company has approved the transaction, TWYF shall submit an application to change the trading symbol to an appropriate new symbol.

11.

Non-Binding .  Except for the paragraphs labeled “Non-binding”, “Expenses,” “Announcements,” “Exclusivity,” and “Confidentiality,” which are intended to be binding and enforceable, nothing contained herein is intended to create (i) an express or implied obligation to negotiate or execute a binding contract or to complete a transaction or (ii) any other legally binding or enforceable obligation on any party referenced in this Letter of Intent, unless and until the Definitive Agreement, is executed and delivered.  For the purposes of this Section, “Expenses” specifically includes the reference to Section 3(h) and 3(i).

12.

Miscellaneous .  This Letter of Intent shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts to be performed in such state, without regard to the conflicts of law principles of such state.  The Letter of Intent may be executed in counterparts, each of which shall be an original, but all of which shall constitute one letter.

______________________

This agreement replaces any prior understanding, whether written or oral and may not be modified without written consent of all parties hereto.

Please contact me if you have any questions regarding the content of this Letter of Intent.  Otherwise, please indicate the concurrence of EFH with this Letter of Intent by executing it in the space provided below and returning it to me within the timeframe indicated above.  I look forward to the successful completion of the transactions contemplated by this Letter of Intent.

SIGNATURE PAGE FOLLOWS

Very truly yours,

TWENTY FOUR/SEVEN VENTURES, INC.

By: /s/Robert M. Copley, Jr.

       Robert M. Copley, Jr., President and CEO

AGREED TO AND ACCEPTED:

EFH GROUP, INC.

By:

  /s/     D.R. White

       Name:  D. R. White

       Title:    Director

EXHIBIT

Class B Share Description vs Standard Common

	Common Stock (Standard)	Class B
Liquidity	Expected to be publicly listed at a future time	Never expected to be publicly listed.
Dividend	As when and if declared by the board of directors.	50% of Standard Common Dividend
Voting	One vote per share.	Ten votes per share.
Liquidation Right	Residual right to proportionate share of assets	50% of the Standard Common rights
Exchange		May be exchanged for Standard Common Shares on a 1 for 1 basis with 30 days prior notice to the company.